SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2003

ROXIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

Roxio, Inc.

455 El Camino Real

Santa Clara, CA 95050

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 367-3100

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

On April 17, 2003 Roxio, Inc., a Delaware corporation (the “Company”), Wild File, Inc., a Delaware corporation (“Wild File”), Roxio CI, Ltd., a Cayman Islands limited company (“RCI”, together with the Company and Wild File, collectively, “Seller”), Symantec Corporation, a Delaware corporation (“Buyer”) and Symantec Limited, an entity organized under the laws of Ireland, consummated an Asset Purchase Agreement, pursuant to which Seller sold to Buyer its “GoBack” system recovery software product line and related business for a purchase price of $13 million. Of this purchase price, $10.25 million was delivered at the consummation of the transaction and $2.75 million is held in escrow for a period of one year to satisfy potential indemnification obligations of Seller. “GoBack” enables users to revert their hard drives to a former condition at a previous point in time and is designed to allow users to recover from system crashes, virus attacks or user errors.

A copy of the Asset Purchase Agreement and a copy of the press release issued by the Company on April 17, 2003 are filed as Exhibits 10.1 and 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

Not applicable.

(b)  Pro Forma Financial Information

Not applicable.

(c)  Exhibits

10.1	Asset Purchase Agreement among Seller, Buyer and Symantec Limited, dated April 17, 2003.

99.1	Press Release issued by the Company on April 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 18, 2003

Roxio, Inc. (Registrant)

By:	/s/ WILLIAM E. GROWNEY, JR.
Name:	William E. Growney, Jr.
Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement among Seller, Buyer and Symantec Limited, dated April 17, 2003.

99.1	Press Release issued by the Company on April 17, 2003.

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